Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to this Registration Statement No. 333-224226 on Form S-4 of our report dated February 23, 2018, relating to the consolidated financial statements of Cedar Fair, L.P. and subsidiaries (the “Partnership”), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

May 15, 2018